STOCKHOLDERS' AGREEMENT

          This STOCKHOLDERS' AGREEMENT (including Appendix A hereto, as such Appendix A may be amended from time to time pursuant to the provisions hereof, this "Agreement"), is made and entered into as of May 10, 2005, by and among LAZ-MD Holdings LLC, a Delaware limited liability corporation ("LAZ-MD"), the individuals listed on the signature page hereto, and, solely for the purposes of Articles I, II, IV and V hereto, Lazard Ltd, an exempted Bermuda limited company ("Lazard Ltd").

                             W I T N E S S E T H:

          WHEREAS, the Covered Persons (as defined below) are beneficial owners of Class II Interests (as defined below) of LAZ-MD; and

          WHEREAS, LAZ-MD holds the outstanding share of Class B
Common Stock, par value $0.01 per share, of Lazard Ltd ("Class B Common Stock"); and

          WHEREAS, LAZ-MD and Lazard Ltd are parties to that certain
Master Separation Agreement (the "Master Separation Agreement"), dated as of the date hereof, with Lazard Group (as defined below) and LFCM Holdings LLC, a Delaware limited liability company, pursuant to which, inter alia, the parties thereto have agreed to the exchange of Class II Interests effectively for Class A Common Stock, par value $0.01 per share, of Lazard Ltd (the "Common Stock"); and

          WHEREAS, the Covered Persons desire to set forth herein agreements with respect to the voting of the Class B Common Stock and various other matters; and

          WHEREAS, Lazard Ltd desires to provide the Covered Persons with registration rights with respect to shares of Common Stock underlying their Class II Interests.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

                                  ARTICLE I
                         DEFINITIONS AND OTHER MATTERS

          Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

                (a) "Agreement" has the meaning ascribed to such term in the Recitals.

                (b) A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:(i) voting power, which includes the

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     power to vote, or to direct the voting of, such security and/or (ii)
     investment power, which includes the power to dispose, or to direct the disposition of, such security, but for purposes of this Agreement a person shall not be deemed a beneficial owner of (A) Covered Interests solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof, (B) Covered Interests solely by virtue of the possession of the legal right to vote securities under applicable state or other law (such as by proxy or power of attorney), or
     (C) Covered Interests held of record by a "private foundation" subject to the requirements of Section 509 of the Code. "Beneficially own" and "beneficial ownership" shall have correlative meanings.

                (c) "Board" means the Board of Directors of LAZ-MD.

                (d) "Board Review" has the meaning set forth in Section 5.4(b).

                (e) "Class B Common Stock" has the meaning ascribed to such term in the Recitals.

                (f) "Class II Interest" means, with respect to any Covered Person, such Covered Person's "Class II Interest" as defined in the Operating Agreement.

                (g) "Common Stock" has the meaning ascribed to such term in the Recitals.

                (h) "Continuing Provisions" has the meaning ascribed to such term in Section 5.1(b).

                (i) "Covered Interest" means, with respect to a Covered Person, such Covered Person's Class II Interest or Lazard Group Common Interest, as the case may be.

                (j) "Covered Persons" means those persons from time to time who are listed on Appendix A hereto and who have become parties to this Agreement, in each case in accordance with the terms hereof.

                (k) "Damages" has the meaning set forth in Section 4.6.

                (l) "Delaware Arbitration Act" has the meaning set forth in
     Section 5.4(d).

                (m) "Demand Notice" has the meaning set forth in Section 4.2(a).

                (n) "Demand Registration" has the meaning set forth in Section 4.2(a).

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                (o) "Demand Requesting Covered Persons" has the meaning set forth in Section 4.2(a).

                (p) "Disputes" has the meaning set forth in Section
     5.4(b).

                (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and as each of the foregoing may be further amended from time to time.

                (r) "Filing" has the meaning set forth in Section 3.5.

                (s) "Governmental Authority" means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

                (t) "ICC" has the meaning set forth in Section 5.4(b).

                (u) "ICC Rules" has the meaning set forth in Section 5.4(b).

                (v) "Indemnified Party" has the meaning set forth in
     Section 4.8.

                (w) "Indemnifying Party" has the meaning set forth in
     Section 4.8.

                (x) "IPO Date" means the closing date of the initial public offering of the Common Stock, which occurred on the date hereof.

                (y) "LAZ-MD" has the meaning ascribed to such term in the Recitals.

                (z) "Lazard Ltd" has the meaning ascribed to such term in the Recitals.

                (aa) "Lazard Group" means Lazard Group LLC, a Delaware limited liability company.

                (bb) "Lazard Group Common Interest" means, with respect to any Covered Person, such Covered Person's "Common Interest" as defined in the Lazard Group Operating Agreement.

                (cc) "Lazard Group Operating Agreement" means the Operating Agreement of Lazard Group LLC, as amended and restated as of the date hereof, as it may be amended from time to time.

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                (dd) "LFCM" means LFCM Holdings LLC, a Delaware limited
     liability company.

                (ee) "LFCM Operating Agreement" means the Operating Agreement of LFCM Holdings LLC, as of the date hereof, as it may be amended from time to time.

                (ff) "Master Separation Agreement" has the meaning ascribed to such term in the Recitals.

                (gg) "Minimum Demand Number" means, as of any particular date, that number of shares of Common Stock equal to the quotient obtained by dividing (i) $50,000,000 by (ii) the Stock Price as of such date; provided, however, that on and after the six months following the nine-year anniversary of the IPO Date, "$50,000,000" in this definition shall be replaced with "$20,000,000".

                (hh) "Minimum Share Number" means that number of shares of Common Stock equal to the quotient obtained by dividing (i) $50,000,000 by (ii) the Stock Price as of the applicable anniversary of the IPO Date.

                (ii) "Operating Agreement" means the Operating Agreement of LAZ-MD Holdings LLC, as amended and restated as of the date hereof, as it may be amended from time to time.

                (jj) "Periodic Filing Date" means the date of the first to occur following the applicable anniversary of the IPO Date of the filing of the Form 10-K or Form 10-Q of Lazard Ltd with the SEC under the Exchange Act.

                (kk) "Permitted Transfer" has the meaning set forth in Section 5.1(C).

                (ll) "Piggyback Registration" has the meaning set forth in
     Section 4.3(a).

                (mm) "Preliminary Vote" has the meaning set forth in
     Section 3.1.

                (nn) "Public Offering" means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8 or any similar or successor form.

                (oo) "Registration Expenses" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i)registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of

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     compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of Lazard Ltd (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for Lazard Ltd and customary fees and expenses for independent certified public accountants retained by Lazard Ltd (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 4.5(h)), (vii) reasonable fees and expenses of any special experts retained by Lazard Ltd in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Covered Persons, including one counsel for all of the Covered Persons participating in the offering selected by the Covered Persons holding the majority of the Registrable Securities to be sold for the account of all Covered Persons in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering,
     (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by Lazard Ltd or its appropriate officers in connection with their compliance with Section 4.5(l).

                (pp) "Registrable Securities" means all shares of Common Stock (and any securities issued or issuable in respect of such Common Stock by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, amalgamation, consolidation, other reorganization or otherwise) that are received by Covered Persons in exchange for (1) Class II Interests of Covered Persons or (2) Lazard
     Group Common Interests of Covered Persons that are received in exchange for such Covered Persons' Class II Interests, in each case, pursuant to
     Section 7.04 of the Operating Agreement ("Covered Shares") and that may be deemed "restricted securities" as defined in Rule 144(a)(3) under the Securities Act; provided, that Covered Shares that are

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     eligible for sale under Rule 144(k) of the Securities Act shall cease to be Registrable Securities; provided, however, that in the event that a Covered Person beneficially owns Covered Shares that, in the aggregate, total a number of shares of Common Stock equal to or greater than the quotient obtained by dividing (x) $25,000,000 by (y) the Stock Price as of five Business Days prior to the expected effectiveness of the applicable registration statement, any such Covered Shares that would have ceased to be Registrable Securities pursuant to the immediately foregoing proviso shall continue to be Registrable Securities so long as such Covered Person beneficially owns Covered Shares totaling at least such value as of each such applicable measurement date. A share of Common Stock (and any securities issued or issuable in respect of such Common Stock by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, amalgamation, consolidation, other reorganization or otherwise) shall cease to be a Registrable Security upon any sale of such share of Common Stock (or, as applicable, such securities issued or issuable in respect of Common Stock by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, amalgamation, consolidation, other reorganization or otherwise) to the public pursuant to, and in accordance with, a registration statement, including any registration statements contemplated hereby, or pursuant to Rule 144 under the Securities Act, Regulation S under the Securities Act or Section 4(1) of the Securities Act.

                (qq) "Restricted Person" means any person that is not (i) a Covered Person or (ii) a director, officer or employee of LAZ-MD acting in such person's capacity as a director, officer or employee.

                (rr) "SEC" means the Securities and Exchange Commission.

                (ss) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and as each of the oregoing may be further amended from time to time.

                (tt) "Stock Price" means, as of any particular date, the closing price as of such date of a share of Common Stock on the primary national securities exchange on which the Common Stock is traded, as reported by Bloomberg L.P. or, if Bloomberg L.P. is not available, as determined by another reputable third-party information source selected by Lazard Ltd.

                (uu) "Subsidiary" means, with respect to any person, any corporation, limited liability company, company, partnership, trust, association or other legal entity or organization of which such person (either directly or through one or more subsidiaries of such person) (a) owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization, or (b) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board

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     of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization or (2) control of such corporation, limited liability company, partnership, trust, association or other legal entity or organization.

                (vv) "Transfer" means, with respect to any Covered Interests,
     (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Covered Interests or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Covered Interests or any participation or interest therein or any agreement or commitment to do any of the foregoing.

          Section 1.2 Definitions Generally. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

                (a) the word "or" is not exclusive;

                (b) the words "including," "includes," "included" and "include" are deemed to be followed by the words "without limitation";

               (c) the terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

               (d) the word "person" means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

               (e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

          Section 2.1 Representations and Warranties of Covered Persons.

          (a) Each Covered Person severally represents and warrants to each of LAZ-MD and Lazard Ltd, as of the date hereof and as of the date of the registration of any of such Covered Person's Registrable Securities and as of the date of any Demand

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

Notice delivered by or on behalf of such Covered Person, that: such Covered Person has good, valid and marketable title to the Covered Interests and Registrable Securities, as applicable, in each case free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than (A) pursuant to this Agreement or another agreement with the issuer of the Covered Interest or Registrable Securities, as the case may be, by which such Covered Person is bound and to which the Covered Interest or Registrable Securities, as applicable, are subject, and (B) in the case of Covered Interests, the Operating Agreement or Lazard Group Operating Agreement, as applicable; and

          (b) Each Covered Person severally represents and warrants to each of LAZ-MD and Lazard Ltd, as of the date hereof and as of the date of the registration of any of such Covered Person's Registrable Securities and as of the date of any Demand Notice delivered by or on behalf of such Covered Person, if the Covered Person is other than a natural person, with respect to subsections (i) through (x), and if the Covered Person is a natural person, with respect to subsections (iv) through (x) only: (i) such Covered Person is duly organized and validly existing in good standing under the laws of the jurisdiction of such Covered Person's formation; (ii) such Covered Person has full right, power and authority to enter into and perform this Agreement;
(iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Covered Person are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Covered Person; (iv) the person signing this Agreement on behalf of such Covered Person has been duly authorized by such Covered Person to do so; (v) this Agreement constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles); (vi) neither the execution and delivery of this Agreement by such Covered Person nor the consummation of the transactions contemplated herein conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which such Covered Person is a party or by which the material assets of such Covered Person are bound (including the organizational documents of such Covered Person, if such Covered Person is other than a natural person), or constitutes a default under any of the foregoing, or violates any law or regulation; (vii) such Covered Person has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities, and any other person, if any (including the spouse of such Covered Person with respect to the interest of such spouse in the Covered Interests or Registrable Securities of such Covered Person if the consent of such spouse is required), required to permit such Covered Person to enter into this Agreement and to consummate the transactions contemplated herein; (viii) there are no actions, suits or proceedings pending, or, to the knowledge of such Covered Person, threatened against or affecting such Covered Person or such Covered Person's assets in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such Covered Person to perform this Agreement; (ix) the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department,

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commission, board, bureau, agency or instrumentality to which such Covered
Person is subject; and (x) no statement, representation or warranty made by such Covered Person in this Agreement, nor any information provided by such Covered Person for inclusion in a report filed pursuant to Section 4.5 hereof or in a registration statement filed by Lazard Ltd, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

          Each Covered Person shall promptly notify LAZ-MD and Lazard Ltd of any breaches of such representations or covenants.

                                 ARTICLE III
                               VOTING AGREEMENT

          Section 3.1 Preliminary Vote of Covered Persons. Prior to any vote of the stockholders of Lazard Ltd, there shall be a separate, preliminary vote, on each matter upon which a stockholder vote of Lazard Ltd is then proposed to be taken (each, a "Preliminary Vote"), of the Covered Interests beneficially owned by the Covered Persons. The Preliminary Vote shall be conducted pursuant to procedures established by LAZ-MD, including meetings or by proxy or written instruction by or of the Covered Persons.

          Section 3.2 Voting of the Covered Interests. Each Covered Person shall be entitled to instruct LAZ-MD to vote the Class B Common Stock in proportion to the number of votes represented by the shares of Common Stock into which such Covered Interests are then exchangeable under the terms of the Operating Agreement, the Lazard Group Operating Agreement and the Master Separation Agreement on the matter in question by the Covered Interests in the Preliminary Vote, provided, however, that notwithstanding anything herein to the contrary the Board shall have the ability to vote the Class B Common Stock in its discretion (including in a manner different than as instructed by the Covered Persons) if it determines in good faith that such action is in the best interests of LAZ-MD. In the event that a Covered Person fails to participate in the Preliminary Vote, the votes of that Covered Person will be abstained and excluded from the vote for such matters. LAZ-MD shall be obligated (a) to attend as proxy, or cause a person designated by it and acting as lawful proxy to attend as proxy, each meeting of the stockholders of Lazard Ltd and to vote or to cause such designee to vote the Class B Common Stock over which it has the power to vote in accordance with the results of the Preliminary Vote as set forth in this Section 3.2, and (b) to develop procedures governing Preliminary Votes.

          Section 3.3 Acknowledgements; Determinations.

          (a) Each Covered Person acknowledges and agrees as follows: (i) in the event that any matters shall come before a meeting of stockholders of Lazard Ltd, or of any class of stockholders of Lazard Ltd, or any adjournment or postponement thereof (including matters related to adjournment or postponement thereof), that were not voted upon in a Preliminary Vote, LAZ-MD may vote on such matters as LAZ-MD sees fit in

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its sole discretion, (ii) LAZ-MD shall be the sole record holder and legal and beneficial owner of the Class B Common Stock and, notwithstanding anything herein to the contrary, this Agreement shall not confer any right, title or interest in, to or under the Class B Common Stock to any Covered Person, and
(iii) except as expressly provided in this Article III with respect to the voting of the Class B Common Stock, LAZ-MD shall have the right to take all action, and exercise all rights, with respect to the Class B Common Stock in its sole discretion if it determines in good faith that such action is in the best interest of LAZ-MD, and, notwithstanding anything herein to the contrary, no Covered Person shall, by virtue of being a party to this Agreement, have any right to direct LAZ-MD to exercise, or otherwise directly or indirectly exercise, any rights relating to the Class B Common Stock, whether arising under the Companies Act 1981 of Bermuda and Bye-Laws of Lazard Ltd or otherwise, including the right to nominate directors of Lazard Ltd, propose business for meetings of stockholders of Lazard Ltd or otherwise submit stockholder proposals, call any special meetings of stockholders (or any class thereof) of Lazard Ltd, tender or otherwise transfer the Class B Common Stock or to take any other action in respect of the Class B Common Stock.

          (b) Each Covered Person acknowledges and agrees that all determinations necessary or advisable under this Article III shall be made by the Board, whose determinations shall be final and binding. The Board's determinations and actions (including waivers) under this Article III need not be uniform and may be made selectively among Covered Persons that are not similarly situated.

          (c) Each Covered Person acknowledges and agrees that the members of the Board in acting under this Agreement shall at all times be acting in their individual capacities and not as directors or officers of LAZ-MD, Lazard Group or Lazard Ltd and in so acting or failing to act under this Agreement shall not have any fiduciary duties to the Covered Persons as a member of the Board by virtue of the fact that one or more of such members may also be serving as a director or officer of LAZ-MD, Lazard Group, Lazard Ltd or otherwise.

          Section 3.4 Voting Related Expenses. LAZ-MD shall be responsible for all expenses of LAZ-MD and the Board incurred in the operation and administration of Article III, including expenses of proxy solicitation for and tabulation of the Preliminary Vote, expenses incurred in preparing appropriate filings of LAZ-MD and correspondence with the SEC, lawyers', accountants', agents', consultants', experts', investment banking and other professionals' fees, expenses incurred in enforcing the provisions of this Agreement and expenses incurred in maintaining any necessary or appropriate books and records relating to this Agreement.

          Section 3.5 Governmental Authorities. Each Covered Person hereby acknowledges and agrees that, unless otherwise directed by LAZ-MD or Lazard Ltd in writing, such Covered Person shall be solely responsible for making, and shall in a timely manner make, any and all reports, filings or other notifications with any Governmental Authorities, including any reports of beneficial ownership on Schedule 13D or 13G under the Exchange Act, with respect to any rights or interests of such Covered Person under this Article III (each a "Filing") and shall be solely responsible for the cost and expense

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thereof. Such Covered Person understands and agrees that neither LAZ-MD nor
Lazard Ltd has any related obligations relating to or responsibility for any such Filings. Such Covered Person shall cooperate fully with the other Covered Persons to achieve the timely filing of any such Filings and any amendments thereto as may be required, and such Covered Person agrees that any information concerning such Covered Person which such Covered Person furnishes in connection with the preparation and filing of any such Filing will be complete and accurate. No fewer than five business days prior to the submission of a Filing, each Covered Person submitting such Filing shall furnish to LAZ-MD and Lazard Ltd copies of such Filing as proposed to be filed. LAZ-MD and Lazard Ltd shall each have the right to request that the filing Covered Person modify any information contained in such Filing or amendment or supplement thereto, and such Covered Person shall use his reasonable best efforts to comply with such request; provided that compliance with such request shall not cause any Covered Person to violate applicable law or regulation.

          Section 3.6 Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control. In the event of any business combination, restructuring, recapitalization or other extraordinary transaction involving LAZ-MD or Lazard Group as a result of which securities of a person other than LAZ-MD or Lazard Group that are exchangeable for Common Stock shall be issued or distributed in exchange for or in replacement of Covered Interests, LAZ-MD and the Covered Persons agree that this Agreement shall also continue in full force and effect with respect to such securities of such other person, and the terms "Covered Interests," "Class II Interests," "Lazard Group Common Interests," "LAZ-MD" and "Lazard Group" shall refer to, as applicable, such securities and such person, respectively. If the Board deems it desirable, any such adjustments may take effect from the record date or another appropriate date. In the event of any business combination, restructuring, recapitalization or other extraordinary transaction involving Lazard Ltd that affects the capital stock of Lazard Ltd, the Board may, in its sole discretion, (a) terminate the provisions of this Article III or (b) adjust the voting structure set forth in this Article III as necessary to preserve the initial intent of such provisions.

          Section 3.7 Further Assurances. Each Covered Person agrees to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Article III.

                                  ARTICLE IV
                              REGISTRATION RIGHTS

          Section 4.1 Annual Registration.

          (a) With respect to each of the third through the ninth anniversaries of the IPO Date, Lazard Ltd shall use its reasonable best efforts to effect the registration under the Securities Act of sales by Covered Persons of the following Registrable Securities: (i) all Registrable Securities to be issued to Covered Persons in respect of the exchange of Covered Interests in connection with such anniversary date pursuant to the Master Separation Agreement for such period and (ii) all other Registrable Securities of

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any Covered Persons which Registrable Securities are reasonably expected to continue to be Registrable Securities at the expected filing date for the registration statement with respect to such registration and which Covered Persons shall have provided Lazard Ltd with a written request for registration at least 20 business days prior to the applicable anniversary date requesting registration of such Registrable Securities (each such registration, an "Annual Registration"); provided, however, that Lazard Ltd shall not be obligated to file any such registration statement or effect such registration if the amount of such Registrable Securities does not equal or exceed the Minimum Share Number as of the date of such filing or registration. Lazard Ltd shall use its reasonable best efforts, subject to the restrictions in Section 4.1(d), to file a registration statement under the Securities Act with respect to each Annual Registration as promptly as reasonably practicable following the applicable Periodic Filing Date.

          (b) Lazard Ltd shall have the right to require that sales or other dispositions in connection with any Annual Registration are subject to reasonable limitations or restrictions on size and manner of sale.

          (c) Lazard Group shall be liable for and pay all Registration Expenses in connection with any Annual Registration, regardless of whether such Registration is effected.

          (d) Upon notice to each Covered Person participating in the applicable Annual Registration, Lazard Ltd may postpone effecting a registration pursuant to this Section 4.1 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 120 days (which period may not be extended or renewed), if (i) Lazard Ltd shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of such company the preparation of which had then been commenced or (ii) Lazard Ltd is in possession of material non-public information the disclosure of which during the period specified in such notice Lazard Ltd believes in good faith would not be in the best interests of Lazard Ltd.

          Section 4.2 Demand Registration.

          (a) If at any time following the third anniversary of the IPO Date, Lazard Ltd shall receive a written request (a "Demand Notice") from a Covered Person or group of Covered Persons (a "Demand Requesting Covered Person") that Lazard Ltd effect the registration under the Securities Act of all or any portion of such Covered Person's Registrable Securities representing Registrable Securities requested to be included in such registration equal to or in excess of the Minimum Demand Number as of the date on which the Demand Registration is made (a "Demand Registration"), specifying the intended method of disposition thereof, then Lazard Ltd shall use its reasonable best efforts to effect, as expeditiously as reasonably practicable, subject to the restrictions in Section 4.2(d) and Section 4.3 and such Demand Requesting Covered Person's compliance with its obligations under the other applicable provisions of this Article IV, the registration under the Securities Act of the Registrable Securities for which such Demand Requesting Covered Person has requested registration under this

Section 4.2, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the foregoing, (i) a Demand Requesting Covered Person shall be entitled to no more than one demand registration during any six-month period, and (ii) Lazard Ltd shall not be obligated to make a Demand Registration with respect to a Demand Requesting Covered Person in the event that an Annual Registration or Piggyback Registration (as defined below) had been available to any such Demand Requesting Covered Person within the 180 days preceding the date of the Demand Notice.

          (b) At any time prior to the effective date of the registration statement relating to such registration, the Demand Requesting Covered Person may revoke such Demand Registration request by providing a notice to Lazard Ltd revoking such request. Lazard Group shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

          (c) Lazard Ltd shall have the right (but not the obligation) to conduct any Demand Registration as a Public Offering and to register additional shares of Common Stock and other securities together with such Demand Registration. If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises Lazard Ltd and the Demand Requesting Covered Person that, in its view, the number of shares of Common Stock requested to be included in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), Lazard Ltd shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

                (i) first, all Registrable Securities requested to be registered in the Demand Registration by the Demand Requesting Covered Person and all other Registrable Securities requested to be included in such registration by any Covered Persons (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Covered Persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each);

                (ii) second, any securities proposed to be registered by Lazard Ltd or any securities proposed to be registered for the account of any other persons, with such priorities among them as Lazard Ltd shall determine.

          (d) Upon notice to the Demand Requesting Covered Person, Lazard Ltd may postpone effecting a registration pursuant to this Section 4.1 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 120 days (which period may not be extended or renewed), if (i) Lazard Ltd shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of such company the preparation of which had then been commenced,
(ii) Lazard Ltd is in possession of material non-public information the disclosure of which during the period specified in such notice Lazard Ltd believes in good faith would not be in the best interests of Lazard Ltd, or
(iii) an Annual Registration
shall have commenced (or is reasonably expected to commence within 30 days of such Demand Registration) (it being understood that, in lieu of any such Demand Registration, Lazard Ltd may elect to include any Demand Requesting Covered Person's Registrable Securities subject to a Demand Registration hereunder with such Annual Registration in full satisfaction of its obligations under this Section 4.2 with respect to such Demand Registration).

          Section 4.3 Piggyback Registration.

         (a) Subject to any contractual obligations to the contrary, if Lazard Ltd proposes to register any of the equity securities issued by it under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Lazard Ltd or in connection with a direct or indirect acquisition by Lazard Ltd of another Person or as a recapitalization or reclassification of securities of Lazard Ltd), whether or not for sale for its own account, Lazard Ltd shall each such time give prompt notice at least 15 business days prior to the anticipated filing date of the registration statement relating to such registration to each Covered Person holding Registrable Securities, which notice shall set forth such Covered Person's rights under this Section 4.3 and shall offer such Covered Person the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as such Covered Person may request (a "Piggyback Registration"), subject to the provisions of Section 4.3(b) and such Covered Person's compliance with its obligations under the other applicable provisions of this Article IV. Upon the request of such Covered Person made within five business days after the receipt of notice from Lazard Ltd (which request shall specify the number of Registrable Securities intended to be registered by such Covered Person), Lazard Ltd shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that Lazard Ltd has been so requested to register by all such other Covered Persons, to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that
(i) if such registration involves an underwritten Public Offering, all such Covered Persons requesting to be included in Lazard Ltd's registration must sell their Registrable Securities to the underwriters selected by Lazard Ltd on the same terms and conditions as apply to Lazard Ltd or the Requesting Covered Persons, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 4.3(a) and prior to the effective date of the registration statement filed in connection with such registration, Lazard Ltd shall determine for any reason not to register such securities, Lazard Ltd shall give notice to all such Covered Persons and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 4.3 shall relieve Lazard Ltd of its obligations to effect an Annual Registration or Demand Registration to the extent required by Section 4.1 or Section 4.2, respectively. Lazard Group shall pay all Registration Expenses in connection with each Piggyback Registration.

          (b) Subject to any contractual obligations to the contrary, if a Piggyback Registration involves an underwritten Public Offering (other than any Demand

Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 4.2(c) shall apply) and the managing underwriter advises Lazard Ltd that, in its view, the number of Registrable Securities that Lazard Ltd and such Covered Persons intend to include in such registration exceeds the Maximum Offering Size, Lazard Ltd shall include in such registration, in the following priority, up to the Maximum Offering Size:

               (i) first, so much of Lazard Ltd securities proposed to be registered for the account of Lazard Ltd;

               (ii) second, to Lazard Ltd securities proposed to be registered pursuant to any demand registration rights of third parties;

               (iii) third, all Registrable Securities requested to be included in such registration by any Covered Persons (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Covered Persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

          (iv) fourth, any securities proposed to be registered for the account of any other Persons with such priorities among them as Lazard Ltd shall determine.

          Section 4.4 Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, no Covered Person shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any shares of Common Stock or other security of Lazard Ltd (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as Lazard Ltd and the lead managing underwriter shall agree and (ii) 180 days (such period, the "Lock-Up Period" for the applicable registration statement).

          Section 4.5 Registration Procedures. Whenever a Covered Person requests that any Registrable Securities be registered pursuant to Section 4.2 or 4.3 or in respect of any Annual Registration pursuant to Section 4.1, subject to the provisions of such Sections, Lazard Ltd shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and, in connection with any such request:

                (a) Lazard Ltd shall as expeditiously as reasonably practicable prepare and file with the SEC and the Registrar of Companies in Bermuda a registration statement on any form for which Lazard Ltd then qualifies or that counsel for Lazard Ltd shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 40 days or, in the case of a shelf registration statement, 60 days (or such shorter period in which all of the Registrable Securities of the Registering Covered Persons included in such registration statement shall have actually been sold thereunder).

                (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, Lazard Ltd shall, if requested, furnish to each participating Covered Person and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter Lazard Ltd shall furnish to such Covered Person and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Covered Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Covered Person. The Covered Person shall have the right to request that Lazard Ltd modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Covered Person and Lazard Ltd shall use its reasonable best efforts to comply with such request, provided, however, that Lazard Ltd shall not have any obligation so to modify any information if Lazard Ltd reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (c) After the filing of the registration statement, Lazard Ltd shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and the Companies Act 1981 of Bermuda,
     (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Covered Persons thereof set forth in such registration statement or supplement to such prospectus and
     (iii) promptly notify each Registering Covered Person holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

                (d) Lazard Ltd shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Registering Covered Person holding such Registrable Securities reasonably (in light of such Covered Person's intended plan of distribution) requests, (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Lazard Ltd, and
     (iii) do any and all other acts and things that may be reasonably necessary or advisable to enable such Covered Person to consummate the disposition of the Registrable Securities owned by such Covered Person, provided that Lazard Ltd shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.5(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                (e) Lazard Ltd shall immediately notify each Registering Covered Person holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Covered Person and file with the SEC and the Registrar of Companies in Bermuda any such supplement or amendment.

                (f) Lazard Ltd shall select an underwriter or underwriters in connection with any Public Offering. In connection with any Public Offering, Lazard Ltd shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

                (g) Subject to execution of confidentiality agreements satisfactory in form and substance to Lazard Ltd in the exercise of its good faith judgment, Lazard Ltd will give to each Registering Covered Person, its counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of Lazard Ltd with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel, to such Registering Covered Person, to enable them to exercise their due diligence responsibility.

                (h) Lazard Ltd shall use its reasonable best efforts to furnish to each Registering Covered Person and to each such underwriter, if any, a signed counterpart, addressed to such Covered Person or underwriter, of
     (i) any opinion or opinions of counsel to Lazard Ltd and (ii) any comfort letter or comfort letters from Lazard Ltd's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters and in each case if and to the extent such opinion or comfort letter shall be furnished to Lazard Ltd in connection therewith, as the case may be, if such Registering Covered Persons who collectively represent a majority of the Registrable Securities being sold in such registration so reasonably request.

                (i) Each such Covered Person registering securities under this
     Article IV shall promptly furnish in writing to Lazard Ltd such information regarding the distribution of the Registrable Securities as Lazard Ltd may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration. Lazard Ltd shall have the right to require that sales or other dispositions in connection with any registration hereunder are subject to reasonable limitations or restrictions on size and manner of sale.

                (j) The Covered Person agrees that, upon receipt of any notice from Lazard Ltd of the happening of any event of the kind described in
     Section 4.5(e), such Covered Person shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Covered Person's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(e), and, if so directed by Lazard Ltd, such Covered Person shall deliver to Lazard Ltd all copies, other than any permanent file copies then in such Covered Person's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If Lazard Ltd shall give such notice, Lazard Ltd shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.5(e) to the date when Lazard Ltd shall make available to such Covered Person a prospectus supplemented or amended to conform with the requirements of Section 4.5(e).

                (k) Lazard Ltd shall use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

                (l) Lazard Ltd shall have appropriate officers of Lazard Ltd (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities, if applicable, and (iii) otherwise use their reasonable best efforts to cooperate in the offering, marketing or selling of the Registrable Securities, in each case as reasonably requested by the underwriters in connection with any Public Offering hereunder.

          Section 4.6 Indemnification by Lazard Ltd. Lazard Ltd agrees to indemnify and hold harmless the Registering Covered Person holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Covered Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if Lazard Ltd shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to Lazard Ltd by such Covered Person or on such Covered Person's behalf expressly for use therein; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities to such Person if it is determined that Lazard Ltd provided such prospectus to such Covered Person and it was the responsibility of such Covered Person to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

          Section 4.7 Indemnification by Participating Covered Persons. Each Covered Person who holds Registrable Securities covered by any registration statement agrees to indemnify and hold harmless Lazard Ltd, its affiliates and their respective officers, directors and agents and each Person, if any, who controls Lazard Ltd within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Lazard Ltd to such Covered Person, but only (i) with respect to information furnished in writing by such Covered Person or on such Covered Person's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Covered Person to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Covered Person also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Lazard Ltd provided in this

Section 4.5. As a condition to including Registrable Securities in any registration statement filed in accordance with Article IV, Lazard Ltd may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Covered Person shall be liable under this Section 4.7 for any Damages in excess of the net proceeds realized by such Covered Person in the sale of Registrable Securities of such Covered Person to which such Damages relate.

          Section 4.8 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article
IV, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          Section 4.9 Contribution. If the indemnification provided for in this
Article VI is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between Lazard Ltd and the Registering Covered Person holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Lazard Ltd and such Covered Person on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Lazard Ltd and such Covered Person on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between Lazard Ltd on the one hand and such Covered Person on the other, in such proportion as is appropriate to reflect the relative fault of Lazard Ltd and of such Covered Person in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Lazard Ltd and such Covered Person, on the one hand, and such underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Lazard Ltd and such Covered Person bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Lazard Ltd and such Covered Person on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Lazard Ltd and such Covered Person or by such underwriters. The relative fault of Lazard Ltd on the one hand and of such Covered Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Lazard Ltd and the Covered Person agree that it would not be just and equitable if contribution pursuant to this Section 4.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.9, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Covered Person shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Covered Person were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any Damages that such Covered Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section 4.10 Participation in Public Offering. No Covered Person may participate in any Public Offering hereunder unless such Covered Person (a) agrees to sell such Covered Person's securities on the basis provided in any underwriting arrangements approved by the Covered Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

          Section 4.11 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by Lazard Ltd and the Registering Covered Person participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          Section 4.12 Cooperation by Lazard Ltd. If the Covered Person shall transfer any Registrable Securities pursuant to Rule 144, Lazard Ltd shall use its commercially reasonable efforts to cooperate with the Covered Person and shall provide to the Covered Person such information as the Covered Person shall reasonably request.

          Section 4.13 No Transfer of Registration Rights. Except as set forth in Section 4.14, none of the rights of the Covered Person under this Article VI shall be assignable by any Covered Person to any person acquiring securities unless the person so acquiring such securities shall already be a Covered Person.

          Section 4.14 Parties in Interest. Each Covered Person shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of such Covered Person's election to participate in a registration under this Article IV. All of the terms and provisions of this Article IV shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of Lazard Ltd and any Covered Person with respect to registrations hereunder. Unless otherwise specified by Lazard Ltd in its sole discretion, any transferee (including, without limitation, any charitable foundation or public charities) of any Covered Person permitted in accordance with the applicable (in the case of Covered Interests) limited liability company agreement and otherwise in accordance with this Agreement that shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, shall, without any further action of any kind, be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent as if such person was a Covered Person hereunder with respect to the relevant registration. Lazard Ltd may, however, as a condition thereto require any such transferee to be added to Appendix A hereto in accordance with Section 5.2(b) hereof or otherwise sign an agreement acknowledging that is bound by the terms and provisions of the Agreement as if such transferee were a Covered Person with respect to the relevant registration.

          Section 4.15 Acknowledgement Regarding Lazard Ltd. All determinations necessary or advisable under this Article IV shall be made by Lazard Ltd, the determinations of which shall be final and binding.

          Section 4.16 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of LAZ-MD, Lazard Group or Lazard Ltd or any successor or assign of any such company (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

                                  ARTICLE V
                                 MISCELLANEOUS

          Section 5.1 Term of the Agreement; Termination of Certain Provisions.

          (a) The term of this Agreement shall begin immediately upon execution hereof by each of Lazard Ltd and LAZ-MD and shall continue until the first to occur of (i) such time as no Covered Person holds any Covered Interests or Registrable Securities and (ii) such time as this Agreement is terminated by the affirmative vote of Covered Persons that beneficially own not less than 66 2/3% of the outstanding Covered Interests (based on the number of units represented by such Covered Interests). Each of the Continuing Provisions and
Section 4.6 shall survive such expiration of the term of this Agreement.

          (b) Unless this Agreement is theretofore terminated pursuant to
Section 5.1(a) hereof, a Covered Person shall be bound by the provisions of this Agreement with respect to any Covered Interest or Registrable Security until such time as such Covered Person ceases to hold any Covered Interest or Registrable Security. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 4.7, 4.8, 4.9 and 4.11 and Article V (the "Continuing Provisions"), and such Covered Person's name shall be removed from Appendix A to this Agreement.

          (c) Each holder of a Class II Interest on the date hereof and any transferee of a Covered Interest pursuant to, and in accordance with, a permitted transfer under the Operating Agreement or the Lazard Group Operating Agreement (each, a "Permitted Transferee") shall be added to Appendix A as a Covered Person; provided that such holder of a Class II Interest or Permitted Transferee, as applicable, shall first sign an agreement in the form approved by Lazard Ltd acknowledging that such holder of a Class II Interest or Permitted Transferee, as applicable is bound by the terms and provisions of the Agreement.

          Section 5.2 Amendments; Waiver.

          (a) The provisions of this Agreement may be amended only by the affirmative vote of a majority of the outstanding Covered Interests and the consent of Lazard Ltd and LAZ-MD; provided, that (a) any amendment to Section 5.1(a) shall require the affirmative approval of 66 2/3% of the outstanding Covered Interests (based on the number of units represented by such Covered Interests) and (b) with respect to Article III hereof (and the defined terms to the extent used therein), any amendment of the provisions of such article shall only require the affirmative vote of a majority of the outstanding Covered Interests (based on the number of units represented by such Covered Interests) and the consent of LAZ-MD; and, provided, further, that with respect to Article IV hereof (and the defined terms to the extent used therein), any amendment of the provisions of such article shall only require the affirmative vote of a majority of the outstanding Covered Interests (based on the number of units represented by such Covered Interests) and the consent of Lazard Ltd.

          (b) In addition to any other vote or approval that may be required under this Section 5.2, any amendment of this Agreement that has the effect of changing the obligations of LAZ-MD or Lazard Ltd hereunder to make such obligations materially more onerous to LAZ-MD or Lazard Ltd shall require the approval of LAZ-MD or Lazard Ltd, as the case may be.

          (c) Each Covered Person understands that it is intended that each Class II Member on the date hereof will be a Covered Person under this Agreement, and each Covered Person further understands that from time to time certain other persons may become Covered Persons and certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. This Agreement may be amended from time to time by LAZ-MD (without the approval of any other person), but solely for the purposes of (i) adding to Appendix A such holders of Class II Interests and Permitted Transferees of the Covered Interests as provided in Section 5.1(c) in each case who sign this Agreement and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to Sections 5.1(b) hereof, (which additions and removals pursuant to clauses (i) and (ii) of this sentence shall be given effect from time to time by appropriate changes to Appendix A) and (iii) correcting any technicality, incorrect statement or error apparent on the face hereof in order to further the intent of the parties hereto.

          (d) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.

          Section 5.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 5.4 Resolution of Disputes.

          (a) Lazard Ltd shall have the sole and exclusive power to seek enforcement of the provisions contained in Articles IV of this Agreement on behalf of the Covered Persons. Lazard Ltd may in its sole discretion request LAZ-MD to conduct such enforcement, and LAZ-MD agrees to conduct such enforcement as requested and directed by Lazard Ltd.

          (b) All disputes arising under this Agreement (each a "Disputes") shall be determined in accordance with this Section 5.4. Each Dispute shall first be reviewed by the Board ("Board Review"). Any party to a Dispute may invoke Board Review by written notice to the other party or parties thereto and the Board. As soon as practicable and in any event within thirty (30) days after receipt of notice of a Dispute, the Board shall attempt in good faith to resolve such Dispute. In the event that any Dispute remains unresolved forty-five (45) days after notice thereof to the Board, such Dispute shall be finally determined by an arbitral tribunal under the Rules of Arbitration (the "ICC Rules") of the International Chamber of Commerce (the "ICC") and in accordance with Section 5.4(c).

          (c) The arbitral tribunal determining any Dispute shall be comprised of three arbitrators. Each party to a Dispute shall designate one arbitrator. If a party fails to designate an arbitrator within a reasonable period, the ICC shall designate an arbitrator for such party, including upon a request by another party. The two arbitrators designated by the parties to a Dispute (or, if applicable, the ICC) shall designate a third arbitrator. In the event that the two arbitrators designated by the parties to a Dispute (or, if applicable, the ICC) are unable to agree upon a third arbitrator within a reasonable period, the third arbitrator shall be selected in accordance with the ICC
Rules by the ICC. The language, place and procedures of the arbitration of any Dispute shall be as agreed upon by the parties to such Dispute or, failing such agreement within a reasonable period, as determined in accordance with the ICC Rules in order to ensure a speedy, efficient and just resolution of such Dispute. If neither the parties nor the arbitral tribunal can agree upon procedures, the arbitration shall be conducted in accordance with the ICC's procedures. The hearings and taking of evidence of any Dispute may be conducted at any locations that will, in the judgment of the arbitral tribunal, result in a speedy, efficient and just resolution of such Dispute.
The parties to any dispute shall use their best efforts to cooperate with each other and the arbitral tribunal in order to obtain a resolution as quickly as possible, including by adopting the ICC's "fast-track" procedure (as provided for in Article 32(1) of the ICC Rules) if appropriate.

          (d) Notwithstanding any provision of the Agreement to the contrary, this Section 5.4(c) shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. ss. 5701 et seq.) (the "Delaware Arbitration Act"). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 5.4(c), including the ICC Rules and any rules of the American Arbitration Association, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 5.4(c). In that case, this Section

5.4(c) shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 5.4(c) shall be construed to omit such invalid or unenforceable provision.

          (e) Notwithstanding the foregoing provisions, Lazard Ltd may bring, or may cause LAZ-MD to bring, on behalf of Lazard Ltd or on behalf of one or more Covered Persons, an action or special proceeding in a state or federal court of competent jurisdiction sitting in the State of Delaware, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily or permanently enforcing the provisions of Article IV and, for the purposes of this paragraph (e), each Covered Person
(i) expressly consents to the application of paragraph (f) to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the Board of Directors of LAZ-MD, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 as such Covered Person's agent for service of process in connection with any such action or proceeding, who shall promptly advise such Covered Person of any such service of process.

          (f) EACH COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED ACCORDING TO THE PROVISIONS OF PARAGRAPH (E) HEREOF. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The parties acknowledge that the forum designated by this paragraph (f) has a reasonable relation to this Agreement, and to the parties' relationship with one another. Notwithstanding the foregoing, nothing herein shall preclude the LAZ-MD or Lazard Ltd from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 5.4.

          (g) The agreement of the parties as to forum is independent of the law that may be applied in the action, and they each agree to such forum even if the forum may under applicable law choose to apply non-forum law. The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in paragraph (f). The parties undertake not to commence any action arising out of or relating to or concerning this Agreement pursuant to paragraph (e) in any forum other than a forum described in paragraph (f). The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the parties.

          Section 5.5 Relationship of Parties; Acknowledgements.

          (a) The terms of this Agreement are intended not to create a separate entity for U.S. federal income tax purposes, and nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.

          (b) Each Covered Person, by agreeing to become a party to this Agreement, acknowledges and agrees that such person is a member of each of LAZ-MD and LFCM and bound by the terms of the Operating Agreement and the LFCM Operating Agreement, respectively.

          Section 5.6 Transfer Restrictions; Legends.

          (a) General Restrictions on Transfer. Each Covered Person acknowledges and agrees that the Covered Interests have not been registered under the Securities Act. Each Covered Person agrees that such person shall not Transfer any Covered Interests (or solicit any offers in respect of any Transfer of any Covered Interests), except in compliance with the Securities Act, any other applicable securities or "blue sky" laws, and the terms and conditions of this Agreement and the Operating Agreement or the Lazard Group Operating Agreement, as applicable. Any attempt to Transfer any Covered Interests not in compliance with this Agreement or the Operating Agreement or the Lazard Group Operating Agreement, as applicable, shall be null and void, and neither LAZ-MD nor Lazard Ltd, as the case may be, shall, and each of them shall cause any transfer agent not to, give any effect in the applicable company's stock records or equivalent limited liability company records to such attempted Transfer.

          (b) Legends. Each Covered Person acknowledges that the following legend shall appear on the certificates for Covered Shares reflecting the restrictions set forth in Section 5.6(a). Lazard Ltd shall, at the request of any Covered Person, remove from each certificate evidencing Covered Shares the following legend if Lazard Ltd is reasonably satisfied (based upon an opinion of counsel to such Covered Person reasonably acceptable to Lazard Ltd) that the securities evidenced thereby may be publicly sold without registration under the Securities Act:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (1) IN COMPLIANCE THEREWITH OR (2) UPON THE FURNISHING TO LAZARD LTD BY THE HOLDER OF THIS CERTIFICATE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO LAZARD LTD THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER APPLICABLE SECURITIES LAWS.

          Section 5.7 Notices.

          (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below:

              If to a Covered Person,

                        Name of Applicable Covered Person
                        c/o LAZ-MD Holdings LLC
                        30 Rockefeller Plaza
                        New York, New York 10020
                        Telecopy: (212) 332-5972
                        Attention:  Board of Directors

              If to LAZ-MD, at

                        LAZ-MD Holdings LLC
                        30 Rockefeller Plaza
                        New York, New York 10020
                        Telecopy: (212) 332-5972
                        Attention:  Board of Directors

              If to Lazard Ltd, at

                        Lazard Ltd
                        30 Rockefeller Plaza
                        New York, New York 10020
                        Telecopy: (212) 632-2000
                        Attention:  General Counsel

LAZ-MD shall be responsible for notifying each Covered Person of the receipt of a communication, demand or notice under this Agreement relevant to such Covered Person at the address of such Covered Person then in the records of LAZ-MD (and each Covered Person shall notify LAZ-MD of any change in such address for communications, demands and notices).

          (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

          Section 5.8 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 5.9 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any part to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall, subject to Section 5.4, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

          Section 5.10 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder, and any purported assignment in breach hereof by a Covered Person shall be void, without the prior written consent of each of LAZ-MD and Lazard Ltd; and provided further that no assignment of this Agreement by LAZ-MD, Lazard Ltd or to a successor of LAZ-MD or Lazard Ltd (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such Person substantially as an entirety. Notwithstanding anything herein to the contrary, in the event of the liquidation or dissolution of LAZ-MD following the exchange of all Covered Interests, references to LAZ-MD in this Section 5.10 and in Sections 5.1, 5.2 and 5.7 shall be deemed to refer to Lazard Ltd and references to the Board of Directors of LAZ-MD in Section 5.4(e)(iii) shall be deemed to refer to the General Counsel of Lazard Ltd.

          Section 5.11 No Third-Party Rights. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          Section 5.12 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

          Section 5.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

                                     LAZ-MD HOLDINGS LLC


                                     By  /s/ Scott D. Hoffman
                                         ----------------------------------
                                         Name:  Scott D. Hoffman
                                         Title: Member


                                     LAZARD LTD (solely for the purposes of
                                     Articles I, II, IV and V hereto)


                                     By  /s/ Scott D. Hoffman
                                         ----------------------------------
                                         Name:  Scott D. Hoffman
                                         Title: Director, Vice President
                                                and Secretary








                   [Signature Page to Stockholders' Agreement]